Exhibit 99.1

Frequency Therapeutics Provides Business Updates and First Quarter 2023 Financial Results

LEXINGTON, Mass., May 12, 2023 – Frequency Therapeutics, Inc. (Nasdaq: FREQ), a regenerative medicine company focused on developing therapeutics to activate a person’s innate potential to restore function, today announced business updates and financial results for the first quarter ended March 31, 2023.

“We are pleased with the team’s progress in advancing our program for remyelination in multiple sclerosis and we remain on track to commence our clinical program in the first half of 2024. We have now shown that Frequency’s novel compounds can drive oligodendrocyte differentiation in evolutionarily distinct species, furthering our ability to predict human doses, and have independently conducted preclinical studies demonstrating statistical improvements in MRI measurements of white matter volume, an important clinical endpoint. Having outperformed prior published approaches in head-to-head in vivo studies, we believe our work can result in a best-in-class treatment to complement existing disease modifying therapies and provide significant benefit to patients,” said David L. Lucchino, Frequency’s chief executive officer.

Lucchino continued: “We are highly encouraged by the level of interest in our approach and the enthusiasm for a potential remyelinating agent as well as the transformative impact it could have on the current standard of care for this debilitating disease. Our focus remains on advancing the MS program through clinical studies and beyond, while working to maximize returns for our shareholders.”

Recent Program and Business Updates

The Company’s discovery efforts are focused on its program to induce remyelination for individuals living with multiple sclerosis (MS), an area where there currently are no restorative options for patients. MS is characterized by demyelination, the stripping of axons of the myelin sheaths that support neuronal signal conduction and axonal survival. Frequency has identified a novel target relevant for remyelination and has shown that modulation of this target induced robust oligodendrocyte differentiation and expression of myelin proteins in vitro, as well as multiple new chemical entities (NCEs) that induce robust remyelination following demyelination in an adult in vivo animal model.

These novel agents substantially outperform other clinically studied remyelination agents, with a single oral dose yielding significantly more remyelination than up to 10 doses of comparator compounds. The Company believes there is a well-defined clinical path for the program, with functional outcomes such as visual acuity, and objective biomarkers such as visual evoked potential (VEP) and magnetic resonance imaging (MRI), for studying the performance of remyelination therapies in MS patients.

As the Company advances the program through toxicology studies, it has shown:

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Its NCEs drive oligodendrocyte differentiation in evolutionarily distinct species including mice, rats, and pigs, improving the ability to predict human doses.

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Statistical improvements in MRI measurements of white matter volume, a potentially important clinical endpoint, in independently conducted preclinical studies.
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Substantial remyelination occurs in both white matter, which underlies sensory and motor function, and gray matter, which mediates cognition. Cognitive deficits are commonly observed early in disease progression and gray matter remyelination could drive significant patient benefit.

Following its recent restructuring, the Company has funding into 2025, which will allow it to complete an initial clinical study for its remyelination in MS program. In February, the Company announced that it would be exploring strategic options and evaluating all opportunities that can create value for shareholders.

First Quarter 2023 Financial Results

Cash Position: As of March 31, 2023, Frequency had cash, cash equivalents and marketable securities of $66.7 million (excluding restricted cash), or $55.0 million net of debt. In April, the Company prepaid all outstanding loans, eliminating its debt burden.

Frequency believes that the restructuring activities will generate sufficient cost savings to extend its runway into 2025 and enable it to complete a first clinical trial of its MS Program.

Research and Development Expenses: Research and development expenses were $11.4 million for the three months ended March 31, 2023, as compared to $13.8 million for the comparable period of 2022. Excluding stock-based compensation expense of $0.8 million, research and development expenses for the three months ended March 31, 2023 were $10.6 million.

General and Administrative Expenses: General and administrative expenses were $9.2 million for the three months ended March 31, 2023, as compared to $9.5 million for the comparable period of 2022. Excluding stock-based compensation expense of $2.6 million, general and administrative expenses for the three months ended March 31, 2023 were $6.6 million.

Net Loss: Net loss was $19.5 million for the three months ended March 31, 2023, as compared to $23.4 million for the comparable period of 2022.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the treatment potential and timing of the Company‘s remyelination program in MS (MS Program), including the timing of clinical development, the existence of a well-defined clinical path for the MS Program, potential application of the regenerative medicine platform to other diseases, the ability of our regenerative medicine platform to provide patient benefit, and the sufficiency of the Company’s capital resources, including having sufficient resources to complete a first clinical trial in its MS Program.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the impact of COVID-19 on the Company’s planned clinical trials, research and development and manufacturing activities, the Company’s business and financial markets; the Company has incurred and will continue to incur significant losses and is not and may never be profitable; the Company’s need for additional funding to complete development and commercialization of any product candidate; the unproven approach of the PCA platform and the inability to identify additional potential product candidates; the lengthy, expensive and uncertain process of clinical drug development and regulatory approval; the Company’s limited experience successfully obtaining marketing approval for and commercializing product candidates; the results of pre-clinical studies not being indicative of the results from clinical trials; adverse events or undesirable side effects; disruptions at the FDA and other regulatory agencies; failure to identify additional product candidates; new or changed legislation; costly and damaging litigation, including related to product liability or intellectual property or brought by stockholders; misconduct by employees or independent contractors; reliance on third parties, including to conduct clinical trials and manufacture product candidates; compliance with changing laws and regulations, including healthcare and environmental, health, data privacy and safety laws and regulations; failure to obtain, maintain and enforce protection of patents and other intellectual property rights covering product candidates; security breaches or failure to protect private personal information; attracting and retaining key personnel; and the Company’s ability to manage growth.

These and other important factors discussed under the caption “Risk factors” in the Company’s Form 10-K filed with the Securities and Exchange Commission (SEC) on March 10, 2023, and its other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While the Company may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, even if subsequent events cause its views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

About Frequency Therapeutics

Headquartered in Lexington, Mass., Frequency Therapeutics is pioneering a new category in regenerative medicine that aims to restore human function by developing therapeutics that activate a person’s innate regenerative potential within the body through the activation of progenitor cells. The Company’s lead preclinical program is designed to activate oligodendrocyte precursor cells with the goal of driving remyelination and potential functional recovery for individuals living with multiple sclerosis. For more information, visit www.frequencytx.com and follow Frequency on Twitter @Frequencytx.

Frequency Therapeutics, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2023	2022
Operating expenses:
Research and development	11,355	13,781
General and administrative	9,156	9,477
Total operating expenses	20,511	23,258
Loss from operations	(20,511)	(23,258)
Interest income	523	95
Interest expense	(284)	(178)
Other income (expense), net	753	(33)
Loss before income taxes	(19,519)	(23,374)
Income tax provision	(24)	(12)
Net loss	$(19,543)	$(23,386)
Net loss per share attributable to common stockholders-basic and diluted	$(0.55)	$(0.67)
Weighted-average shares of common stock outstanding-basic and diluted	35,324,053	34,810,676

Frequency Therapeutics, Inc.

Consolidated Balance Sheet Data

(in thousands)

	March 31, 2023	December 31, 2022
Cash, cash equivalents and marketable securities	66,650	83,097
Working capital	47,256	66,467
Total assets	101,501	121,238
Total liabilities	48,252	52,043
Accumulated deficit	(281,208)	(261,665)
Total stockholders' equity	53,249	69,195

Contacts:

Investor and Media Contact:

Frequency Therapeutics

Email: investors@frequencytx.com